AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                         TANGIBLE ASSET GALLERIES, INC.

                   TANGIBLE ASSET GALLERIES ACQUISITION CORP.,

                               GAVELNET.COM, INC.

                                       AND

                          BENCHMARK EQUITY GROUP, INC.

                                  JUNE 21, 2000


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                                                 TABLE OF CONTENTS
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                                                                                                                PAGE
ARTICLE I THE MERGER..............................................................................................2

         1.1      The Merger......................................................................................2
         1.2      Effective Time..................................................................................2
         1.3      Effect of the Merger............................................................................3
         1.4      Certificate of Incorporation and Bylaws.........................................................3
         1.5      Directors and Officers..........................................................................3
         1.6      Effect on Capital Stock.........................................................................4
         1.7      Dissenting Shares...............................................................................7
         1.8      Surrender of Certificates.......................................................................8
         1.9      Delivery of Company Financial Statements.......................................................10
         1.10     No Further Transfers in Company Common Stock...................................................10
         1.11     Lost, Stolen or Destroyed Certificates.........................................................10
         1.12     Tax and Accounting Consequences................................................................10
         1.13     Taking of Necessary Action; Further Action.....................................................11

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY AND BENCHMARK...............................................11

         2.1      Organization...................................................................................11
         2.2      Company Capital Structure......................................................................12
         2.3      Subsidiary.....................................................................................13
         2.4      Authority......................................................................................14
         2.5      No Conflict....................................................................................14
         2.6      Consents.......................................................................................14
         2.7      Company Financial Statements...................................................................15
         2.8      No Undisclosed Liabilities.....................................................................15
         2.9      No Changes.....................................................................................15
         2.10     Tax and Other Returns and Reports..............................................................17
         2.11     Restrictions on Business Activities............................................................19
         2.12     Title of Properties; Absence of Liens and Encumbrances.........................................19
         2.13     Intellectual Property..........................................................................20
         2.14     Agreements, Contracts and Commitments..........................................................25
         2.15     Compliance with Laws...........................................................................27
         2.16     Governmental Authorization.....................................................................27
         2.17     Litigation.....................................................................................27
         2.18     Accounts Receivable............................................................................27
         2.19     Insurance......................................................................................28
         2.20     Environmental Matters..........................................................................28
         2.21     Employee Matters and Benefit Plans.............................................................29
         2.22     Warranties; Indemnities........................................................................33
         2.23     Complete Copies of Materials...................................................................33

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         2.24     Information Supplied...........................................................................33
         2.25     Representations Complete.......................................................................33
         2.26     No Brokers or Finders..........................................................................34

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............................................34

         3.1      Organization...................................................................................34
         3.2      Parent Capital Structure.......................................................................34
         3.3      Subsidiaries...................................................................................36
         3.4      Authority......................................................................................36
         3.5      No Conflict....................................................................................36
         3.6      Consents.......................................................................................37
         3.7      Parent Financial Statements; SEC documents.....................................................37
         3.8      Valid Issuance.................................................................................38
         3.9      Information Supplied...........................................................................38

ARTICLE IV CONDUCT BEFORE THE EFFECTIVE TIME.....................................................................38

         4.1      Conduct of Business of the Company.............................................................38
         4.2      No Solicitation................................................................................40

ARTICLE V ADDITIONAL AGREEMENTS..................................................................................41

         5.1      Financing Transactions.........................................................................41
         5.2      Information Statement; Stockholder Approval....................................................42
         5.3      Access to Information..........................................................................42
         5.4      Confidentiality................................................................................43
         5.5      Expenses.......................................................................................43
         5.6      Public Disclosure..............................................................................43
         5.7      Consents.......................................................................................43
         5.8      FIRPTA Compliance..............................................................................44
         5.9      Reasonable Efforts.............................................................................44
         5.10     Notification of Certain Matters................................................................44
         5.11     Additional Documents and Further Assurances....................................................44
         5.12     Continuation of Certain Benefits; Termination of Certain Benefits..............................44

ARTICLE VI CONDITIONS TO THE MERGER..............................................................................45

         6.1      Conditions to Obligations of Each Party to Effect the Merger...................................45
         6.2      Additional Conditions to Obligations of the Company............................................45
         6.3      Additional Conditions to the Obligations of Parent and Merger Sub..............................46

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION..........................................49

         7.1      Survival of Representations and Warranties.....................................................49
         7.2      Indemnity......................................................................................49

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...................................................................53

         8.1      Termination....................................................................................53
         8.2      Effect of Termination..........................................................................54

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         8.3      Amendment......................................................................................54
         8.4      Extension; Waiver..............................................................................54

ARTICLE IX GENERAL PROVISIONS....................................................................................54

         9.1      Notices........................................................................................54
         9.2      Interpretation.................................................................................56
         9.3      Counterparts...................................................................................56
         9.4      Representative.................................................................................56
         9.5      Entire Agreement; Assignment...................................................................56
         9.6      Severability...................................................................................57
         9.7      Other Remedies.................................................................................57
         9.8      Governing Law..................................................................................57
         9.9      Rules of Construction..........................................................................57
         9.10     Specific Performance...........................................................................57
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                                INDEX OF EXHIBITS

EXHIBIT           DESCRIPTION
-------           -----------

Exhibit A         Form of Financial Support Agreement

Exhibit B         Form of Certificate of Merger

Exhibit C         Form of Registration Rights Agreement

Exhibit D         Form of Employment Agreement

Exhibit E         Form of Escrow Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of June 21, 2000 among Tangible Asset Galleries, Inc., a Nevada corporation ("PARENT"), and Tangible Asset Galleries Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), on the one hand, and GavelNet.com, Inc., a Delaware corporation (the "COMPANY") and Benchmark Equity Group, Inc., a Delaware corporation ("BENCHMARK"), on the other hand. Certain capitalized terms used in this Agreement are defined in the text.

                                    RECITALS

         A. The Boards of Directors of the Company, Parent and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Parent acquire the Company through the merger of Merger Sub with and into the Company (the "MERGER") under the terms of this Agreement and, in furtherance thereof, have approved the Merger, subject to the satisfaction of the conditions herein set forth.

         B. As a condition to the consummation of the Merger, among other things, all of the issued and outstanding shares of preferred stock of the Company ("COMPANY CONVERTED PREFERRED STOCK") will be converted into shares of common stock of the Company, par value $0.0001 per share (the "COMPANY COMMON STOCK") before the Closing (defined below).

         C. Under the Merger, among other things, and subject to the terms and conditions of this Agreement, all issued and outstanding shares of Company Capital Stock (defined below) will be converted into the right to receive shares of common stock of Parent, par value $0.001 per share ("PARENT COMMON STOCK"), as set forth in this Agreement.

         D. The Company, Benchmark, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

         E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code, and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         F. In connection with the Merger, Parent seeks introductions to one or more accredited investors who will agree to purchase equity securities of Parent ("EQUITY SECURITIES") for an aggregate cash purchase price of Two Million Dollars ($2,000,000) under the terms of a written agreement in such form and substance that is acceptable to Parent (the "INITIAL SALE").

         G. As a condition to the consummation of the Merger, Parent shall receive, at the Closing Date (defined below) in a simultaneous closing, Net Offering Proceeds (defined below) of at least Eight Million Dollars ($8,000,000) from the sale of Equity Securities (including the funds received in connection with the Initial Sale), under the terms and conditions described in this Agreement.

                         ***REORGANIZATION AGREEMENT***
                                      -1-
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         I. Concurrently with the execution of this Agreement, the Company and
Parent desire to enter into an Financial Support Agreement in the form attached hereto as EXHIBIT A (the "FINANCIAL SUPPORT AGREEMENT"), under which the Company expects to borrow from Parent certain funds (the "INTERIM FUNDS") to finance the cost of the Company's ongoing operations through the Closing Date (defined below).

         NOW, THEREFORE, as consideration for the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in SECTION 1.2 hereof) and subject to and on the terms and conditions of this Agreement and the applicable provisions of the General Corporate Law of the State of Delaware ("DELAWARE LAW"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "SURVIVING CORPORATION."

         1.2 EFFECTIVE TIME.

                  (a) Unless this Agreement is earlier terminated under SECTION
8.1 of this Agreement, the closing of the Merger (the "CLOSING") will take place as promptly as practicable after the execution and delivery hereof by the parties hereto, but no later than the later of (i) ninety (90) days after this Agreement is first executed by all of the parties hereto, or (ii) ten (10) business days following satisfaction or waiver of the other conditions set forth in ARTICLE VI hereof, at the offices of Pillsbury Madison & Sutro LLP, unless another time and/or place is mutually agreed on in writing by Parent and the Company. The date on which the Closing actually occurs shall be referred to herein as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) and the accompanying officers certificates, each in the form attached hereto as EXHIBIT B, with the Secretary of State of the State of Delaware (the "CERTIFICATE OF MERGER"), in accordance with the applicable provisions of Delaware Law (the time of acceptance by the Secretary of State of the State of Delaware of such filings shall be referred to in this Agreement as the "EFFECTIVE TIME").

                  (b) As promptly as practicable but in no event later than five
(5) business days following the Outside Date (hereinafter defined), there shall be, at the offices Pillsbury, Madison & Sutro LLP, a subsequent closing (the "SUBSEQUENT CLOSING") of all the outstanding obligations of the Parent to (i) deliver and effect the exchange of the Additional Parent Shares, if any, and the Undistributed Converted Debt Parent Shares (as both terms are hereinafter defined), if any, (ii) to repay the Company Convertible Debt as contemplated under Section 6.3(d) of this Agreement and (iii) to otherwise complete any other requirements of the Parent as contemplated by this Agreement.


                         ***REORGANIZATION AGREEMENT***

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to under the terms of this Agreement, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 CERTIFICATE OF INCORPORATION AND BYLAWS.

                  (a) Unless otherwise determined by Parent before the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately before the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and as provided in such Certificate of Incorporation; PROVIDED, HOWEVER, that at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is GavelNet, Inc."

                  (b) Unless otherwise determined by Parent before the Effective Time, the bylaws of Merger Sub, as in effect immediately before the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and as provided in the Certificate of Incorporation of the Surviving Corporation and such bylaws.

         1.5 DIRECTORS AND OFFICERS.

                  (a) The directors of the Surviving Corporation immediately after the Effective Time shall be Silvano DiGenova, Paul Biberkraut and Michael Haynes, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Delaware Law and the Certificate of Incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified.

                  (b) The directors of Parent immediately after the Effective Time shall be Silvano DiGenova, Paul Biberkraut, Chris Efird, Michael Haynes and one other individual to be designated by Silvano DiGenova, each to hold the office of a director of Parent in accordance with the provisions of General Corporate Law of the State of Nevada and the Articles of Incorporation and bylaws of Parent until their successors are duly elected and qualified.

                  (c) The officers of the Surviving Corporation immediately after the Effective Time shall serve as the officers of Parent (in their respective capacities), and the officers of Parent immediately after the Effective Time shall be Silvano DiGenova as Chairman of the Board of Directors and Chief Executive Officer, Paul Biberkraut as Chief Financial Officer and Secretary, Mary Inman as Chief Technology Officer, and Michael Haynes as President and Chief Operating Officer, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

                         ***REORGANIZATION AGREEMENT***

         1.6 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, at the Effective Time or at the Subsequent Closing, as the case may be:

                  (a) CONVERSION OF COMPANY COMMON STOCK. Parent shall issue the Aggregate Number of Parent Shares, the Additional Parent Shares (as such terms are defined under Section 1.6(h) of this Agreement) and the Undistributed Converted Debt Parent Shares in exchange for all of the shares of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately before the Effective Time (other than any of the Dissenting Shares, as defined and to the extent provided in Section 1.7(a)) shall be canceled and extinguished, and converted automatically into the right to receive shares of Parent Common Stock consisting of (A) that portion of the Aggregate Number of Parent Shares equal to the Exchange Ratio (as defined in paragraph (h)(ix) of this Section 1.6 below) with such receipt at the Effective Time, except for the Escrow Shares (as defined in paragraph (a) of Section 7.2 below), (B) that number of the Additional Parent Shares equal to the Additional Stock Exchange Ratio (as defined in paragraph (h)(ii) of this Section 1.6 below) with such receipt at the Subsequent Closing and (C) that number of the Undistributed Converted Debt Parent Shares equal to the Undistributed Stock Exchange Ratio (as defined in paragraph (h)(xiii) of this Section 1.6 below) with such receipt at the Subsequent Closing, upon surrender of the certificate evidencing such share of Company Common Stock in the manner provided in Section 1.8. A portion of the shares of Parent Common Stock to be issued under this section will be deposited in an escrow account under Sections 1.8(i) and 7.2. Parent and Company agree that for the purposes of determining the Exchange Ratio at the Closing, they will use the Closing Date Balance Sheet in accordance with Section 1.9 hereof.

                  (b) CANCELLATION OF PARENT-OWNED AND COMPANY-OWNED STOCK. Each share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent immediately before the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (c) ASSUMED COMPANY RIGHTS. Parent shall assume all of the Assumed Company Rights (defined below) in accordance with the provisions described below.

                           (i) Each of the Assumed Company Rights so assumed by
Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in any plan governing such right before the Effective Time and as provided in the respective option agreements immediately before the Effective Time, except as set forth in the following two subparagraphs under this paragraph (c) of Section 1.6.

                           (ii) The Assumed Company Rights shall be restructured
before the Closing such that they shall be immediately exercisable at the Effective Time in the aggregate for an amount not to exceed Five Hundred Thousand (500,000) shares of Parent Common Stock at the weighted-average exercise price of One Dollar and Fifty Cents ($1.50) per share, and shall have terms not to exceed five (5) years after the date of grant by the Company of the original option or warrant that preceded the Assumed Company Rights.

                         ***REORGANIZATION AGREEMENT***

                           (iii) Promptly following the Effective Time, Parent
will issue to the holders of the Assumed Company Rights, appropriate documents evidencing the above-described assumption of such Assumed Company Rights by Parent. Subject to the conditions and limitations set forth in this Agreement, Parent covenants that at all times it shall reserve a sufficient number of shares of Parent Common Stock to allow the exercise of all of the Assumed Company Rights for all of the shares that will be issued with respect to such Assumed Company Rights.

                  (d) CANCELLATION OF REMAINING OPTIONS, WARRANTS AND RIGHTS. Other than the Assumed Company Rights, all options, warrants and other rights to purchase Company Capital Stock or any other security of the Company that shall not have been exercised or converted before the Closing, shall be canceled and extinguished, and shall be of no further force or effect.

                  (e) CAPITAL STOCK OF MERGER SUB. Each share of common stock of Merger Sub issued and outstanding immediately before the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (f) ADJUSTMENTS TO EXCHANGE RATIOS. The Exchange Ratio, the Additional Stock Exchange Ratio and the Undistributed Stock Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and before the Effective Time with respect to the Exchange Ration or before the Outside Date with respect to the Additional Stock Exchange Ratio or the Undistributed Stock Exchange Ratio.

                  (g) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, the number of shares of Parent Common Stock to be received shall be rounded down to the whole number of shares.

                  (h) CERTAIN DEFINITIONS.

                           (i) ADDITIONAL PARENT SHARES. The "Additional Parent
Shares" means such number of shares of Parent Common Stock equal to 300 shares for each $1,000.00 of the Net Offering Proceeds in excess of Eight Million Dollars ($8,000,000) that Parent shall receive through the Outside Date, which (together with the Aggregate Number of Parent Shares) shall be issued in exchange for the Aggregate Company Common Number of shares of Company Common Stock; PROVIDED, HOWEVER, that the number of Additional Parent Shares shall not exceed Two Million One Hundred Thousand (2,100,000).

                           (ii) ADDITIONAL STOCK EXCHANGE RATIO. The "Additional
Stock Exchange Ratio" means the quotient obtained by dividing the number of Additional Parent Shares by the Aggregate Company Common Number.


                         ***REORGANIZATION AGREEMENT***

                           (iii) AGGREGATE COMPANY COMMON NUMBER. The "Aggregate
Company Common Number" means the aggregate number of shares of Company Common Stock outstanding immediately before the Effective Time, including (without limitation) the shares of Company Common Stock that shall have been issued before the Closing upon conversion of the Converted Company Preferred Stock. Parent understands and agrees that the Company may make certain changes to the capital structure of the Company as set forth in Section 2.2, at or prior to the Effective Time, including, but not limited to, effecting a stock split, stock dividend, reorganization or recapitalization, and may amend its certificate of incorporation and/or bylaws in connection thereunder.

                           (iv) AGGREGATE NUMBER OF PARENT SHARES. The
"Aggregate Number of Parent Shares" means the aggregate number of shares of Parent Common Stock (other than the Additional Parent Shares) issuable in exchange for the Aggregate Company Common Number of shares of Company Common Stock, which is Nine Million Two Hundred Fifty Thousand (9,250,000) shares of Company Common Stock; PROVIDED, HOWEVER, that the Aggregate Number of Parent Shares shall be subject to the following adjustments at Closing:

                                    (A) FINANCIAL ADJUSTMENT. If the difference
                  between (i) the total current liabilities reflected on the Closing Date Balance Sheet (exclusive of the Company Convertible Debt) including, without limitation, all Interim Funds advanced by Parent to the Company under the terms of the Financial Support Agreement, and (ii) the total current assets, less prepaid expenses and other current assets (and after any allowance for doubtful accounts), exceeds One Million Two Hundred Fifty Thousand Dollars ($1,250,000), then the Aggregate Number of Parent Shares shall be reduced by One
                  (1) share for each One Dollar ($1.00) of such excess.

                                    (B) CONVERTIBLE DEBT PAYMENT ADJUSTMENT. The
                  Aggregate Number of Parent Shares shall be decreased by One Million Nine Hundred Eleven Thousand Nine Hundred Four (1,911,904) shares (the "CONVERTED DEBT PARENT SHARES") which shall be treated as provided in Section 6.3(d).

                           (v) ASSUMED COMPANY RIGHTS. "Assumed Company Rights"
means those options, warrants and rights to purchase shares of Company Capital Stock that are referenced under Section 2.2(c) of this Agreement and described in Section 2.2(c) of the Company Disclosure Schedule, which will be restructured by the Company before the Closing under Section 1.6(c) of this Agreement.

                           (vi) COMPANY CAPITAL STOCK. "Company Capital Stock"
means the shares of Company Common Stock outstanding after conversion of all shares of Company Converted Preferred Stock.

                           (vii) CONVERTED COMPANY PREFERRED SHARES. "Converted
Company Preferred Shares" means the shares of preferred stock of the Company that shall have been converted into shares of Company Common Stock before the Closing, including (without limitation) all shares of the Company's Series A 5% Convertible Redeemable Preferred Stock, par value $0.0001 per share, Series B 5% Convertible Redeemable Preferred Stock, par value $0.0001 per share, Series C 12% Convertible Redeemable Preferred Stock, par value $0.0001 per share, and Series D 10% Convertible Redeemable Preferred Stock, par value $0.0001 per share.

                         ***REORGANIZATION AGREEMENT***

                           (viii) COMPANY CONVERTIBLE DEBT. "Company Convertible
Debt" means those certain debt obligations of the Company in the aggregate amount of One Million Nine Hundred Eleven Thousand Nine Hundred Four Dollars ($1,911,904) that arise from amounts borrowed under the terms of (A) the 12% Convertible Promissory Notes issued between July 26, 1999 and October 18, 1999, in the aggregate amount of $1,500,000 and (B) the Series One Promissory Notes issued on or about April 26, 2000, in the aggregate amount of $411,904.

                           (ix) EXCHANGE RATIO. The "Exchange Ratio" means the
quotient obtained by dividing the Aggregate Number of Parent Shares by the Aggregate Company Common Number.

                           (x) OUTSIDE DATE. The "Outside Date" means the date
that is Ninety (90) days after the Closing Date.

                           (xi) UNPAID PORTION OF COMPANY CONVERTIBLE DEBT.
"Unpaid Portion of Company Convertible Debt" means that portion of Company Convertible Debt that is not repaid, which shall be converted into the right to receive such number of shares of Parent Common Stock equal to the remainder of
(A) the Converted Debt Parent Shares, reduced by (B) One (1) share for each One Dollar ($1.00) that is used to repay the Company Convertible Debt on or after the Outside Date (the "ADJUSTED NUMBER OF CONVERTED DEBT PARENT SHARES"), as contemplated under Section 6.3(d) of this Agreement. The difference between (Y) the Converted Debt Parent Shares and (Z) the Adjusted Number of Converted Debt Parent Shares is referenced in this Agreement as the "Undistributed Converted Debt Parent Shares."

                           (xii) UNDISTRIBUTED STOCK EXCHANGE RATIO.
"Undistributed Stock Exchange Ratio" means the quotient obtained by dividing the Undistributed Converted Debt Parent Shares by the Aggregate Company Common Number.

         1.7 DISSENTING SHARES

                  (a) Notwithstanding any other provisions of this Agreement to the contrary, any share of Company Capital Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING Shares"), shall not be converted into or represent a right to receive Parent Common Stock under SECTION 1.6 hereof, but the holder thereof shall be entitled to such rights as are provided by Delaware Law.

                  (b) Notwithstanding the provisions of SECTION 1.7(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under Delaware Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall be converted automatically into and represent only the right to receive Parent Common Stock under Section 1.6 hereof, upon surrender of the certificate evidencing such shares.


                         ***REORGANIZATION AGREEMENT***

                  (c) The Company shall give Parent prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law.

         1.8 SURRENDER OF CERTIFICATES.

                  (a) EXCHANGE AGENT. The Parent shall name the office of Parent's Chief Financial Officer or an entity reasonably acceptable to the Company to serve as exchange agent (the "EXCHANGE AGENT") in the Merger.

                  (b) PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange, in accordance with this Article I, the balance of the Aggregate Number of Parent Shares not deposited into the escrow account under Section 1.8(i) of this Agreement. Subject to the conditions of this Agreement, promptly after the Subsequent Closing, Parent shall make available to Exchange Agent the Additional Parent Shares and the Undistributed Converted Debt Parent Shares.

                  (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately before the Effective Time represented outstanding shares of Company Capital Stock, whose shares were converted into the right to receive shares of Parent Common Stock under Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and Company mutually and reasonably agree before the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be reasonably appointed by Parent, together with such letter of transmittal, duly completed and validly executed in material accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefore, at the Closing or at the Subsequent Closing, as the case may be, a certificate representing the number of whole shares of Parent Common Stock (less, at the Closing, the number of shares of Parent Common Stock deposited into the escrow account under Section 1.8(i) and Section 7.2), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, before the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted. The holder of each Certificate shall receive such holder's respective PRO RATA portion of (A) the Aggregate Number of Parent Shares at the Closing (based on the Exchange Ratio) and (B) the Additional Parent Shares (based on the Additional Stock Exchange Ratio) and the Undistributed Converted Debt Parent Shares (based on the Undisputed Stock Exchange Ratio) with receipt for such shares at the Subsequent Closing.

                  (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of



                         ***REORGANIZATION AGREEMENT***
such Certificate shall surrender such Certificate or provide an affidavit under
Section 1.11. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

                  (e) TRANSFERS OF OWNERSHIP. If any Certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be endorsed properly and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other tax required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (f) TERMINATION OF EXCHANGE. Any portion of the Aggregate Number of Parent Shares, Additional Parent Shares and Undisputed Converted Debt Parent Shares that remains undistributed to the previous holders of Company Capital Stock one (1) year after the Effective Time will be delivered to Parent (except for such shares deposited into the escrow account under Section 1.8(i) of this Agreement), upon demand, and any stockholder of Parent who previously has not complied with this Section 1.8 will thereafter look only to Parent for payment of Parent Common Stock and any dividend and distribution with respect to Parent Common Stock.

                  (g) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) DISSENTING SHARES. The provisions of this Section 1.8 also will apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 1.8 will commence on the date of loss of such status, and the holder of such shares will be entitled to receive in exchange for such shares the number of Parent Common Stock to which such holder is entitled under Section 1.7.

                  (i) ESCROW. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 7.2, Parent will cause to be deposited with Alpha Tech Transfer & Trust (the "ESCROW AGENT") a certificate or certificates evidencing 20.0% of the Aggregate Number of Parent Shares (after adding back all of the Converted Debt Parent Shares) to be issued under Section 1.6(a). All such certificates deposited with Escrow Agent will be registered in the name of Escrow Agent as nominee for the holders of Certificates canceled under this Section 1.8. Such holders will beneficially own such shares, which will be held in escrow and will be available to compensate Parent for certain of the damages provided in Article VII. To the extent that they are not used for such purpose, such shares will be released on the date that is three (3) years after the date on which the Company last sold its securities in any transaction.

                         ***REORGANIZATION AGREEMENT***

         1.9 DELIVERY OF COMPANY FINANCIAL STATEMENTS. For the purposes of the adjustments under paragraph (h)(iv)(A) of Section 1.6 of this Agreement and in connection with Parent's due diligence review of Company, together with the execution of this Agreement, Company has delivered or is delivering to Parent the following: (i) audited financial statements relating to the operations, changes in stockholders' equity and cash flows of the Company from its inception through December 31, 1999, including Company's balance sheet at December 31, 1999, and (ii) the unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the four-month period ended April 30, 2000, and the Company's related balance sheet at April 30, 2000 (the "CURRENT DATE BALANCE SHEET"). The above-described 1999 financial statements will be audited by the firm of BDO Seidman, LLP (the "COMPANY INDEPENDENT AUDITOR"). No later than five (5) business days after the Closing Date, the Company shall prepare and present to Parent a balance sheet of the Company dated at the Closing Date (the "CLOSING DATE BALANCE SHEET") and a statement of changes in stockholder's equity for the period from January 1, 2000 through the Closing Date (collectively, the "CLOSING DATE COMPANY FINANCIAL STATEMENTS"). The Closing Date Company Financial Statements shall be prepared in accordance with GAAP (defined below) applied on a basis consistent throughout the periods indicated and consistent with each other. The Closing Date Company Financial Statements shall present fairly the financial condition and operating results of the Company as of the date and during the periods indicated therein, subject to normal adjustments, which will not be material in amount or significance. After the Closing, to review and evaluate the Closing Date Company Financial Statements, the Company Independent Auditor will have full access, at all reasonable times and in a manner not disruptive of the ongoing operations of Parent or the Surviving Corporation, to the books, records and properties acquired by Parent hereunder.

         1.10 NO FURTHER TRANSFERS IN COMPANY COMMON STOCK. After the Effective Time there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately before the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.11 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any of the Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required under Section 1.6.

         1.12 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

         1.13 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                         ***REORGANIZATION AGREEMENT***

                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                              COMPANY AND BENCHMARK

         Each of the Company and Benchmark (as to Section 2.2(a)(i) and (ii), 2.4, 2.5 and 2.6 only) hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by the Company to Parent (the "COMPANY DISCLOSURE SCHEDULE") and dated as of the date hereof, that on the date hereof and as of the Effective Time, as though made at the Effective Time as follows; provided, that the representations and warranties made as of a specified date will be true and correct as of such date:

         2.1 ORGANIZATION. Each of the Company and its Subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of organization. Each of the Company and its Subsidiary has the corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiary is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), prospects or results of operations of such entity (hereinafter referred to as a, "MATERIAL ADVERSE EFFECT"). The Company has delivered a true and correct copy of its Certificate of Incorporation and bylaws (and other applicable organizational documents) of the Company and the applicable organizational documents of its Subsidiary, each as amended to date, to Parent. SECTION 2.1 of the Company Disclosure Schedule lists the directors and officers of the Company and its Subsidiary. Except as set forth in Section
2.1 of the Company Disclosure Schedule, the operations now being conducted by the Company or its Subsidiary are not now and have never been conducted by the Company or its Subsidiary under any other name.

         2.2 COMPANY CAPITAL STRUCTURE.

                  (a) As of the date of the execution hereof, the authorized capital stock of the Company consists of:

                           (i) PREFERRED STOCK. 4,000,000 shares of preferred
stock of the Company, par value $0.0001 per share (the "COMPANY PREFERRED STOCK"), of which 11,000 shares have been designated as Series A 5% Convertible Redeemable Preferred Stock (the "SERIES A PREFERRED STOCK"), 11,000 shares have been designated as Series B 5% Convertible Redeemable Preferred Stock (the "SERIES B PREFERRED STOCK"), 248,000 shares have been designated as Series C 12% Convertible Redeemable Preferred Stock (the "SERIES C PREFERRED STOCK") and 3,500,000 shares have been designated as Series D 10% Convertible Redeemable

                         ***REORGANIZATION AGREEMENT***

Preferred Stock (the "SERIES D PREFERRED STOCK"). The following numbers of shares of each authorized series of Company Preferred Stock are outstanding: (i) 10,000 of Series A Preferred Stock; (ii) 6,600 shares of Series B Preferred Stock; 200,000 shares of Series C Preferred Stock and (iv) 2,063,023 shares of Series D Preferred Stock. The outstanding shares of Company Preferred Stock have been duly and validly issued and are fully paid, nonassessable, free of liens, encumbrances and restrictions on transfer other than restrictions under applicable state and federal securities laws and are free of liens, encumbrances an preemptive or similar rights contained in the Company's Certificate of Incorporation or BYLAWS, or any agreement to which the Company is a party. The outstanding shares of Company Preferred Stock have been issued in accordance with the registration or qualification provisions of the Securities Act (defined below) and any relevant state securities laws or pursuant to valid exemptions therefrom.

                           (ii) COMMON STOCK. 46,000,000 shares of Company
Common Stock, of which 15,532,350 shares are issued and outstanding. The outstanding shares of Company Common Stock have been duly and validly issued and are fully paid, non-assessable, free of liens, encumbrances and restrictions on transfer other than restrictions under applicable state and federal securities laws and are free of liens, encumbrances and preemptive or similar rights contained in the Certificate of Incorporation or bylaws of the Company or in any agreement to which the Company is a party. The outstanding shares of Company Common Stock have been issued in compliance with all provisions of the Securities Act (defined below) and any relevant state securities laws or pursuant to valid exemptions therefrom.

                           (iii) Parent understands and agrees that the Company
may make certain changes to the capital structure at or prior to the Effective Time, including, but not limited to, effecting a stock split, stock dividend, reorganization or recapitalization, and may amend its certificate of incorporation and/or bylaws in connection thereunder.

                  (b) The Company Capital Stock is held by the persons, with the domicile addresses and in the amounts set forth on Section 2.2(b) of the Company Disclosure Schedule. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of the Company or any agreement to which the Company is a party or by which it is bound. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. The Company has no other capital stock authorized, issued or outstanding.

                  (c) The Company has reserved a total of 6,000,000 shares of Company Common Stock for issuance to employees and consultants upon exercise of options, warrants and rights, of which 3,150,995 shares are subject to outstanding, unexercised options and 2,849,005 shares remain available for future grant. Section 2.2(c) of the Company Disclosure Schedule sets forth for each of the outstanding options to purchase shares of Company Common Stock (the "COMPANY OPTIONS") the name of the holder of such option, the number of shares of Company Common Stock subject to such option, the per share price at which such option may be exercised and the applicable expiration date. SECTION 2.2(C) of the Company Disclosure Schedule also sets forth the name of the holder of any Company Capital Stock subject to a right or repurchase by the Company ("COMPANY RESTRICTED STOCK"), the number of shares of Company Restricted Stock and the vesting schedule for such Company Restricted Stock. Except for the Company Options described in Section 2.2(c) of the Company Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any share of the

                         ***REORGANIZATION AGREEMENT***

Company Capital Stock or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options have been or will be given, or shall have waived properly, any required notice before the Merger and all such rights will be terminated at or before the Effective Time. Section 2.2(c) of the Company Disclosure Schedule sets forth for each outstanding Company stock appreciation right (each a "COMPANY SAR"), the name of the holder of such Company SAR, the number of shares of Common Stock associated with such Company SAR. Except for the Company SARs described in
Section 2.2(c) of the Company Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Merger and as of the Effective Time, Parent will be the record and sole beneficial owner of all outstanding shares of Company Capital Stock and rights to acquire or receive Company Capital Stock.

                  (d) Except for (i) the conversion privileges of the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (ii) the options and rights to purchase or to receive shares of Company Common Stock that are described in Section 2.2(c) of Company Disclosure Schedule, which shall be restructured under Section 1.6(c) and (iii) the shares of Company Common Stock that are issuable in exchange for the Company Convertible Debt, there are not outstanding any options, warrants, rights or agreements for the purchase or acquisition from the Company of any share of Company Capital Stock.

         2.3 SUBSIDIARY. Except for any subsidiary disclosed in the Company Disclosure Schedule (the "SUBSIDIARY"), the Company does not have, and has never had, any subsidiary or affiliated company and does not otherwise own, and has not otherwise owned, any share in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity. Section 2.3 of the Company Disclosure Schedule sets forth the capitalization of the Subsidiary. The Company is the record and beneficial owner of all the outstanding capital stock of the Subsidiary. Section
2.3 of the Company Disclosure Schedule also sets forth each jurisdiction where the Subsidiary is qualified to do business. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which either the Company or the Subsidiary is a party or by which it is bound obligating the Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any share of capital stock of the Subsidiary or obligating the Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Subsidiary.

         2.4 AUTHORITY. Each of the Company and Benchmark has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly

                         ***REORGANIZATION AGREEMENT***
authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and the transactions contemplated hereby, subject only to the approval of this Agreement by the holders of shares of Company Capital Stock (all such holders of Company Capital Stock collectively, the "GAVELNET STOCKHOLDERS"). This Agreement and the Merger have been approved unanimously by the Board of Directors of the Company. This Agreement has been duly executed and delivered by the Company and Benchmark, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto, constitute the valid and binding obligation of the Company and Benchmark, as the case may be, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

         2.5 NO CONFLICT. Except as set forth in Section 2.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by either the Company or Benchmark (or any of them) does not, and, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the certificate of incorporation and bylaws of the Company or its Subsidiary, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company, its Subsidiary or Benchmark or any of their respective properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its Subsidiary or Benchmark or their respective properties or assets.

         2.6 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (a "GOVERNMENTAL ENTITY") or any third party (other than the GavelNet Stockholders), including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company, its Subsidiary or Benchmark in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

         2.7 COMPANY FINANCIAL STATEMENTS. Section 2.7 of the Company Disclosure Schedule sets forth (i) the Company's audited consolidated balance sheet at December 31, 1999, and the related audited consolidated statements of operations, changes in stockholders' equity and cash flows for the period from the Company's inception to December 31, 1999, and (ii) the Company's unaudited Current Date Balance Sheet and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the four-month period then ended (collectively, the "COMPANY FINANCIALS"). The Company Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles, as practiced in the United States ("GAAP"), applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance.

                         ***REORGANIZATION AGREEMENT***

         2.8 NO UNDISCLOSED LIABILITIES. Except as set forth in Section 2.8 of the Company Disclosure Schedule, neither the Company nor its Subsidiary has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Current Date Balance Sheet, or (ii) has not arisen in the ordinary course of business since April 30, 2000, consistent with past practices.

         2.9 NO CHANGES. Except as set forth in Section 2.9 of the Company Disclosure Schedule and except as specifically described or contemplated in this Agreement, since April 30, 2000, there has not been, occurred or arisen any:

                  (a) transaction by the Company or its Subsidiary except in the ordinary course of business as conducted on that date and consistent with past practices;

                  (b) amendments or changes to the certificate of incorporation or bylaws or other organizational documents of the Company or its Subsidiary;

                  (c) capital expenditure or commitment by the Company or its Subsidiary, either individually or in the aggregate, exceeding $10,000 individually or $25,000 in the aggregate;

                  (d) destruction of, damage to or loss of any material assets, business or customer of the Company or its Subsidiary (whether or not covered by insurance);

                  (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action with respect to the Company or its Subsidiary;

                  (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or its Subsidiary;

                  (g) revaluation by the Company or its Subsidiary of any of its assets;

                  (h) any strike or labor dispute, other than routine individual grievances, or to the best of the knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employee of Company, which employee was not subject to a collective bargaining agreement at the Current Balance Sheet Date, or any material lockout, strike, slowdown, work stoppage or threat thereof by or with respect to such employee;

                  (i) any tax election, change in accounting method or any settlement or compromise of any material tax liability;


                         ***REORGANIZATION AGREEMENT***

                  (j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company or its Subsidiary, or any split, combination or reclassification with respect to the capital stock of the Company or its Subsidiary, or any issuance or authorization of any issuance of any other security in respect of, in lieu of or in substitution for shares of capital stock of the Company or its Subsidiary or any direct or indirect redemption, repurchase or other acquisition by the Company or its Subsidiary of its capital stock (or options, warrants or other rights exercisable therefor);

                  (k) increase in the salary or other compensation payable or to become payable by the Company or its Subsidiary to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company or its Subsidiary, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

                  (l) sale, lease, license or other disposition of any of the assets or properties of the Company or its Subsidiary or any creation of any security interest in such assets or properties, except in the ordinary course of business as conducted on that date and consistent with past practices;

                  (m) any material agreement, contract, covenant, instrument, lease, license or commitment to which the Company or its Subsidiary is a party or by which they or any of its assets are bound or any termination, extension, amendment or modification the terms of any material agreement, contract, covenant, instrument, lease, license or commitment to which the Company or its Subsidiary is a party or by which it or any of its assets are bound;

                  (n) loan by the Company or its Subsidiary to any person or entity, incurring by the Company or its Subsidiary of any indebtedness, guaranteeing by the Company or its Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or its Subsidiary or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

                  (o) waiver or release of any right or claim of the Company or its Subsidiary, including any write-off or other compromise of any account receivable of the Company or its Subsidiary;

                  (p) the commencement or notice or, to the best of the knowledge of the Company, threat of commencement of any lawsuit or proceeding against or investigation of the Company or its Subsidiary or their affairs;

                  (q) notice of any claim of ownership by a third party of Company Intellectual Property (as defined in Section 2.13 below) or of infringement by the Company or its Subsidiary of any third party's intellectual property rights;

                  (r) issuance or sale, or contract to issue or sell, by the Company or its Subsidiary of any shares of capital stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing, except for options to purchase capital stock of the Company granted to employees of the Company or its Subsidiary in the ordinary course of business consistent with past practice;

                         ***REORGANIZATION AGREEMENT***

                  (s) (i) selling or entering into any license agreement with respect to Company Intellectual Property with any third party or (ii) buying or entering into any license agreement with respect to the intellectual property of any third party;

                  (t) change in pricing or royalties set or charged by the Company or its Subsidiary to its customers or licensees or in pricing or royalties set or charged by persons who have licensed intellectual property to the Company or its Subsidiary;

                  (u) any event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Company or its Subsidiary; or

                  (v) agreement by the Company or its Subsidiary or any officer or employees thereof to do any of the things described in the preceding clauses
(a) through (s) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         2.10 TAX AND OTHER RETURNS AND REPORTS.

                  (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities (if any), including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) TAX RETURNS AND AUDITS. Except as set forth in Section
2.10 of the Company Disclosure Schedule:

                           (i) Each of the Company and its Subsidiary as of the
Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its Subsidiary or their operations and such Returns are true and correct and have been completed in accordance with applicable law.

                           (ii) Each of the Company and its Subsidiary as of the
Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                           (iii) Neither the Company nor its Subsidiary has been
delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company or its Subsidiary, nor has the Company or its Subsidiary executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                         ***REORGANIZATION AGREEMENT***

                           (iv) No audit or other examination of any Return of
the Company or its Subsidiary is presently in progress, nor has the Company or its Subsidiary been notified of any request for such an audit or other examination.

                           (v) Neither the Company nor its Subsidiary has any
liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and neither the Company nor its Subsidiary has knowledge of any basis for the assertion of any such liability attributable to the Company, its Subsidiary or their assets or operations.

                           (vi) The Company has provided to Parent copies of all
federal and state income and all state sales and use Tax Returns for all periods since the date of Company's incorporation.

                           (vii) There are (and as of immediately following the
Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of the Company or its Subsidiary relating to or attributable to Taxes.

                           (viii) The Company has no knowledge of any basis for
the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or its Subsidiary.

                           (ix) None of the assets of the Company or its
Subsidiary are treated as "tax-exempt use property" within the meaning of
Section 168(h) of the Code.

                           (x) As of the Effective Time, there will not be any
contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or its Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                           (xi) Neither the Company nor its Subsidiary has filed
any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or its Subsidiary.

                           (xii) Neither the Company nor its Subsidiary is a
party to a tax sharing or allocation agreement nor does the Company or its Subsidiary owe any amount under any such agreement.

                           (xiii) Neither the Company nor its Subsidiary is, or
has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                           (xiv) Neither the Company nor its Subsidiary has
constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years before the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                         ***REORGANIZATION AGREEMENT***

         2.11 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company or its Subsidiary is a party or otherwise binding upon the Company or its Subsidiary which has or may have the effect of prohibiting or impairing any business practice of the Company or its Subsidiary, any acquisition of property (tangible or intangible) by the Company or its Subsidiary or the conduct of business by the Company or its Subsidiary. Without limiting the foregoing, neither the Company nor its Subsidiary has entered into any agreement under which the Company or its Subsidiary is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.12 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

                  (a) Neither the Company nor its Subsidiary owns real property, nor has either ever owned any real property. Section 2.12(a) of the Company Disclosure Schedule sets forth a list of all real property currently, or at any time in the past, leased by the Company or its Subsidiary, the name of the lessor and the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease and the termination date of any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                  (b) The Company or its Subsidiary has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Current Balance Sheet and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

                  (c) Section 2.12(c) of the Company Disclosure Schedule lists all material items of equipment (the "EQUIPMENT") owned or leased by the Company or its Subsidiary and such Equipment is, (i) sufficient for the conduct of the business of the Company or its Subsidiary as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

                  (d) The Company or its Subsidiary has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to customers of the current and former customers of the Company or its Subsidiary (the "CUSTOMER INFORMATION"). No person other than the Company or its Subsidiary possesses any claims or rights with respect to use of the Customer Information.

                         ***REORGANIZATION AGREEMENT***

         2.13 INTELLECTUAL PROPERTY.

                  (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                           (i) "TECHNOLOGY" shall mean any or all of the
following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, or data; (ii) inventions (whether or not patentable), improvements, and technology;
(iii) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (iv) databases, data compilations and collections and technical data; (v) logos, trade names, trade dress, trademarks, service marks; (vi) World Wide Web addresses, domain names and sites; (vii) tools, methods and processes; and (viii) all instantiations of the foregoing in any form and embodied in any media.

                           (ii) "INTELLECTUAL PROPERTY RIGHTS" shall mean any or
all of the following and all rights in, arising out of, or associated therewith:
(i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("PATENTS"); (ii) all trade secrets and other rights in know-how and confidential or proprietary information; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("COPYRIGHTS"); (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("TRADEMARKS"); and (vii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                           (iii) "COMPANY INTELLECTUAL PROPERTY" shall mean any
Technology and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined below) that are owned (in whole or in part) by or exclusively licensed to the Company or its Subsidiary.

                           (iv) "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall
mean all United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyrights registrations and applications to register Copyrights; and (iv) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time.

                  (b) SECTION 2.13 (b) of the Company Disclosure Schedule lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company or its Subsidiary (the "COMPANY REGISTERED INTELLECTUAL PROPERTY RIGHTS") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

                         ***REORGANIZATION AGREEMENT***

                  (c) Each item of Company Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. Except as set forth on
SECTION 2.13(c) of the Company Disclosure Schedule, there are no actions that must be taken by the Company or its Subsidiary within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. In each case in which the Company or its Subsidiary has acquired any Technology or Intellectual Property Right from any person, the Company or its Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Technology and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company or its Subsidiary. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company or its Subsidiary has recorded each such assignment of a Registered Intellectual Property Right assigned to the Company or its Subsidiary with the relevant Governmental Entity, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. Except as set forth on SECTION 2.13(c) of the Company Disclosure Schedule, neither Company nor its Subsidiary has claimed a particular status, including "Small Business Status," in the application for any Intellectual Property Rights, which claim of status was at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

                  (d) The Company has no knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Without limiting the foregoing, the Company knows of no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property Right and neither Company nor its Subsidiary has misrepresented, or failed to disclose, or has knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

                  (e) Each item of Company Intellectual Property is free and clear of any Liens except for non-exclusive licenses granted to end-user customers in the ordinary course of business. The Company or its Subsidiary is the exclusive owner or exclusive licensee of all Company Intellectual Property. Without limiting the foregoing: (i) the Company or its Subsidiary is the exclusive owner of all Trademarks used in connection with the operation or conduct of the business of the Company or its Subsidiary, including the sale, licensing, distribution or provision of any products or services by the Company or its Subsidiary; (ii) the Company or its Subsidiary owns exclusively, and has good title to, all Copyrighted Works that are products of the Company or its Subsidiary or which the Company or its Subsidiary otherwise purports to own; and
(iii) to the extent that any Patents would otherwise be infringed by any product or services of the Company or its Subsidiary, such Patents constitute Company Intellectual Property.

                         ***REORGANIZATION AGREEMENT***

                  (f) All Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party.

                  (g) To the extent that any Technology has been developed or created by a third party for the Company or its Subsidiary, the Company or its Subsidiary has a written agreement with such third party with respect thereto and the Company or its Subsidiary thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property Rights in such Technology by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

                  (h) Except as set forth on SECTION 2.13(h) of the Company Disclosure Schedule and with exception of "shrink-wrap" or similar widely-available commercial end-user licenses, all Technology used in or necessary to the conduct of Company's or its Subsidiary's business as presently conducted or currently contemplated to be conducted by the Company or its Subsidiary was written and created solely by either (i) employees of the Company or its Subsidiary acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company or its Subsidiary, and no third party owns or has any rights to any of the Company Intellectual Property.

                  (i) All employees of the Company or its Subsidiary have entered into a valid and binding written agreement with the Company or its Subsidiary sufficient to vest title in the Company or its Subsidiary of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company or its Subsidiary.

                  (j) The Company or its Subsidiary has taken all steps that are reasonably required to protect the rights in confidential information and trade secrets of the Company or its Subsidiary or provided by any other person to the Company or its Subsidiary.

                  (k) Except as set forth on SECTION 2.13(k) of the Company Disclosure Schedule, no person who has licensed Technology or Intellectual Property Rights to the Company or its Subsidiary has ownership rights or license rights to improvements made by the Company or its Subsidiary in such Technology or Intellectual Property Rights.

                  (l) Neither the Company nor its Subsidiary has transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other person.

                         ***REORGANIZATION AGREEMENT***

                  (m) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses and outbound "shrink-wrap" licenses in the form set forth on SECTION 2.13(m) of the Company Disclosure Schedule, the contracts, licenses and agreements listed in SECTION 2.13(m) of the Company Disclosure Schedule lists all contracts, licenses and agreements to which the Company or its Subsidiary is a party with respect to any Technology or Intellectual Property Rights. Neither the Company nor its Subsidiary is in breach of nor has the Company or its Subsidiary failed to perform under, any of the foregoing contracts, licenses or agreements and, to the knowledge of the Company, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

                  (n) SECTION 2.13(n) of the Company Disclosure Schedule lists all material contracts, licenses and agreements between the Company or its Subsidiary and any other person wherein or whereby the Company or its Subsidiary has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or its Subsidiary or such other person of the Intellectual Property Rights of any person other than the Company or its Subsidiary.

                  (o) To the best of the knowledge of the Company, there are no contracts, licenses or agreements between the Company or its Subsidiary and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company or its Subsidiary thereunder.

                  (p) The operation of the business of the Company or its Subsidiary as it currently is conducted or is contemplated to be conducted by the Company or its Subsidiary, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company or its Subsidiary does not and will not and will not when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and neither the Company nor its Subsidiary has received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company or its Subsidiary infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefor).

                  (q) To the best of the knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property Right.

                         ***REORGANIZATION AGREEMENT***

                  (r) No Company Intellectual Property or service of the Company or its Subsidiary is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or its Subsidiary or may affect the validity, use or enforceability of such Company Intellectual Property.

                  (s) To the best of the knowledge of the Company, no (i) product, technology, service or publication of the Company or its Subsidiary,
(ii) material published or distributed by the Company or its Subsidiary, or
(iii) conduct or statement of the Company or its Subsidiary constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates in any material respect any law or regulation.

                  (t) Except as set forth on SECTION 2.13(t) of the Company Disclosure Schedule, the Company Intellectual Property constitutes all the Technology and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company or its Subsidiary as it currently is conducted, and, to the best of the knowledge of the Company, as it is currently planned or contemplated to be conducted by the Company or its Subsidiary, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including, without limitation, products, technology or services currently under development).

                  (u) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any contracts or agreements to which the Company or its Subsidiary is a party, will result in (i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either Parent's or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Surviving Corporation, respectively, before the Closing.

                  (v) All of the products of the Company or its Subsidiary (including products currently under development): (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"); (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000; and (iii) will be interoperable with other products used and distributed by Parent that may reasonably deliver records to the Company's or its Subsidiary's products or receive records from the Company's or its Subsidiary's products, or interact with the Company's or its Subsidiary's products, including but not limited to back-up and archived data. All of the Information Technology (as defined below) of the Company or its Subsidiary is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of the business of the Company or its Subsidiary. For purposes of the foregoing, the term "INFORMATION TECHNOLOGY" shall mean and include all

                         ***REORGANIZATION AGREEMENT***
software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company or its Subsidiary in the conduct of its business, or purchased by the Company or its Subsidiary from third party suppliers.

         2.14 AGREEMENTS, CONTRACTS AND COMMITMENTS.

                  (a) Except as set forth in or excepted from (by virtue the specific exclusions contained in Sections 2.13(g) or 2.13(h) hereof) Sections 2.13(g), and 2.13(h) of the Company Disclosure Schedule or as set forth in 2.14(a) of the Company Disclosure Schedule, and except as specifically described or contemplated in this Agreement, neither the Company nor its Subsidiary is a party to nor is either bound by:

                           (i) any collective bargaining agreements,

                           (ii) any agreements or arrangements that contain any
severance pay or post-employment liabilities or obligations,

                           (iii) any bonus, deferred compensation, pension,
profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                           (iv) any employment or consulting agreement, contract
or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

                           (v) any agreement or plan, including, without
limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vi) any fidelity or surety bond or completion bond,

                           (vii) any lease of personal property having a value
(either individually or in the aggregate) in excess of $25,000,

                           (viii) any agreement of indemnification or guaranty,

                           (ix) any agreement, contract or commitment containing
any covenant limiting the freedom of the Company or its Subsidiary to engage in any line of business or to compete with any person,

                           (x) any agreement, contract or commitment relating to
capital expenditures and involving future payments in excess of $25,000,

                         ***REORGANIZATION AGREEMENT***

                           (xi) any agreement, contract or commitment relating
to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of business,

                           (xii) any mortgage, indenture, loan or credit
agreement, security agreement or other debt obligation, or any other agreement or instrument relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

                           (xiii) any purchase order or contract for the
purchase of raw materials involving $25,000 or more,

                           (xiv) any construction contract,

                           (xv) any distribution, joint marketing or development
agreement, or

                           (xvi) any other agreement, contract or commitment
that involves $25,000 or more or is not cancelable without penalty within thirty
(30) days.

                  (b) Each of the Company and its Subsidiary is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company or its Subsidiary is a party or by which it is bound (collectively a "CONTRACT"), nor is the Company aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, to the best of the knowledge of the Company, is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain before the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger or for such Contracts to remain in effect without modification after the Closing. Following the Effective Time, each of the Company and its Subsidiary will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or its Subsidiary would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

         2.15 COMPLIANCE WITH LAWS. Each of the Company and its Subsidiary has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         2.16 GOVERNMENTAL AUTHORIZATION. Section 2.16 of the Company Disclosure Schedule accurately lists each consent, license, permit, grant or other authorization issued to the Company or its Subsidiary by a Governmental Entity
(i) pursuant to which the Company or its Subsidiary currently operates or holds any interest in any of their properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "COMPANY AUTHORIZATIONS"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and its Subsidiary to operate or conduct their respective businesses or hold any interest in their respective properties or assets.

                         ***REORGANIZATION AGREEMENT***

         2.17 LITIGATION. Except as set forth in Section 2.17 of the Company Disclosure Schedule, there is no action, suit or proceeding of any nature pending or, to the best of the knowledge of the Company, threatened against the Company or its Subsidiary, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Section 2.17 of the Company Disclosure Schedule, to the best of the knowledge of the Company, there is no investigation pending or threatened against the Company or its Subsidiary, their respective properties or any of their officers or directors by or before any governmental entity. Section 2.17 of the Company Disclosure Schedule sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company or its Subsidiary to manufacture, offer or sell any of its products in the present manner or style thereof.

         2.18 ACCOUNTS RECEIVABLE.

                  (a) The Company has made available to Parent a list of all accounts receivable of the Company and its Subsidiary ("ACCOUNTS RECEIVABLE") as of April 30,2000 along with a range of days elapsed since the date of each invoice.

                  (b) Except as set forth on Section 2.18(b) of the Company Disclosure Schedule, all Accounts Receivable of the Company and its Subsidiary arose in the ordinary course of business and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet. Except as set forth on Schedule 2.18(b), no person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

         2.19 INSURANCE. Each of the Company and its Subsidiary has obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its Subsidiary, there is no claim by the Company or its Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiary is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Company nor its Subsidiary has knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.20 ENVIRONMENTAL MATTERS.

                         ***REORGANIZATION AGREEMENT***

                  (i) HAZARDOUS MATERIAL. Neither the Company nor its Subsidiary has: (i) operated any underground storage tanks at any property that the Company or its Subsidiary has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present, as a result of the deliberate actions of the Company or its Subsidiary, or, to the best of the knowledge of the Company, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or its Subsidiary has at any time owned, operated, occupied or leased.

                  (ii) HAZARDOUS MATERIALS ACTIVITIES. Neither the Company nor its Subsidiary has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company or its Subsidiary disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect before or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (iii) PERMITS. Each of the Company and its Subsidiary currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Hazardous Material Activities and other businesses of the Company or its Subsidiary as such activities and businesses are currently being conducted.

                  (iv) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or its Subsidiary. Neither the Company nor its Subsidiary is aware of any fact or circumstance which could involve the Company or its Subsidiary in any environmental litigation or impose upon the Company or its Subsidiary any environmental liability.

         2.21 EMPLOYEE MATTERS AND BENEFIT PLANS.

                  (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 2.21(a)(i) below (which definition shall apply only to this Section 2.21), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i) "AFFILIATE" shall mean any other person or entity
under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations issued thereunder;

                         ***REORGANIZATION AGREEMENT***

                           (ii) "CODE" shall mean the Internal Revenue Code of
1986, as amended;

                           (iii) "COMPANY EMPLOYEE PLAN" shall mean any plan,
program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

                           (iv) "COBRA" shall mean the Consolidated Omnibus
Budget Reconciliation Act of 1985, as amended;

                           (v) "DOL" shall mean the Department of Labor;

                           (vi) "EMPLOYEE" shall mean any current or former
employee, consultant or director of the Company or any Affiliate;

                           (vii) "EMPLOYEE AGREEMENT" shall mean each
management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                           (viii) "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as amended;

                           (ix) "FMLA" shall mean the Family Medical Leave Act
of 1993, as amended;

                           (x) "INTERNATIONAL EMPLOYEE PLAN" shall mean each
Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

                           (xi) "IRS" shall mean the Internal Revenue Service;

                           (xii) "MULTIEMPLOYER PLAN" shall mean any "Pension
Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

                           (xiii) "PBGC" shall mean the Pension Benefit Guaranty
Corporation; and

                           (xiv) "PENSION PLAN" shall mean each Company Employee
Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                         ***REORGANIZATION AGREEMENT***

                  (b) SCHEDULE. Section 2.21(b) of the Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement under each Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

                  (c) DOCUMENTS. The Company has provided to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (xii) all discrimination tests for each Company Employee Plan for the most recent plan year; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

                  (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Section 2.21(d) of the Company Disclosure Schedule, (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party, to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such


                         ***REORGANIZATION AGREEMENT***
a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the best of the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent or Surviving Corporation or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the best of the knowledge of the Company and each Affiliate, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                  (e) PENSION PLAN. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

                  (f) MULTIEMPLOYER PLANS. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan.

                  (g) NO POST-EMPLOYMENT OBLIGATIONS. Except as set forth in
Section 2.21(g) of the Company Disclosure Schedule, no Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

                  (h) COBRA ETC. Neither the Company nor any Affiliate has, before the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Women's Heath and Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any similar provisions of state law applicable to its Employees.

                  (i) EFFECT OF TRANSACTION.

                           (i) Except as set forth on Section 2.21(i) of the
Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                         ***REORGANIZATION AGREEMENT***

                           (ii) Except as set forth on Section 2.21(i) of the
Company Disclosure Schedule, no payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

                  (j) EMPLOYMENT MATTERS. The Company and its Subsidiary: (i) are in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) have withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company or its Subsidiary under any worker's compensation policy or long-term disability policy.

                  (k) LABOR. No work stoppage or labor strike against the Company or its Subsidiary is pending, or to the best of the knowledge of the Company, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Section 2.21(k) of the Company Disclosure Schedule, there are no actions, suits, claims, labor disputes or grievances pending, or, to the best of the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company or its Subsidiary. Neither the Company nor its Subsidiary has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in
Section 2.21(k) of the Company Disclosure Schedule, neither the Company nor its Subsidiary is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or its Subsidiary.

                  (l) INTERNATIONAL EMPLOYEE PLAN. Neither the Company nor its Subsidiary does now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

         2.22 WARRANTIES; INDEMNITIES. Except for the warranties and indemnities contained in (i) those contracts and agreements set forth in Section 2.13(h) of the Company Disclosure Schedule and (ii) the shrink wrap license agreements of the Company or its Subsidiary, neither the Company nor its Subsidiary has given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company or its Subsidiary.

         2.23 COMPLETE COPIES OF MATERIALS. Each document of the Company delivered to Parent under this Agreement or in connection with the Merger or any of the ancillary or subsidiary transactions contemplated by this Agreement is a true and complete copy (or summary).

                         ***REORGANIZATION AGREEMENT***

         2.24 INFORMATION SUPPLIED. The information supplied by the Company specifically for inclusion in the Information Statement (as defined in Section 5.2) to be sent to the stockholders shall not, on the date the Information Statement is first mailed or delivered to the stockholders contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which it was made, not misleading or omit to state any material fact necessary to correct any statement in any earlier communication to stockholders with respect to this Agreement which has become false or misleading. Notwithstanding the foregoing, the Company does not make any representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

         2.25 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company and Benchmark (as modified by the Company Disclosure Schedule), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         2.26 NO BROKERS OR FINDERS. No agent, broker, finder, or investment or commercial banker, or other person or firm engaged by or acting on behalf of the Company or any of its affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and the Merger Sub hereby jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by Parent to Company (the "PARENT DISCLOSURE SCHEDULE") and dated as of the date hereof, that on the date hereof and as of the Effective Time as though made at the Effective Time as follows; provided, that the representations and warranties made as of a specified date will be true and correct as of such date:

         3.1 ORGANIZATION. Each of Parent and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of organization. Each of Parent and its Subsidiaries have the corporate power to own their properties and to carry on their business as now being conducted. Each of Parent and its Subsidiaries are duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on such entity. Parent has delivered a true and correct copy of

                         ***REORGANIZATION AGREEMENT***
its certificate of incorporation and bylaws (and other applicable organizational documents) of Parent and the applicable organizational documents of its Subsidiaries, each as amended to date, to Company. SECTION 3.1 of the Parent Disclosure Schedule lists the directors and officers of Parent and its Subsidiaries. Except as set forth in Section 3.1 of the Parent Disclosure Schedule, the operations now being conducted by Parent or its Subsidiaries are not now and have never been conducted by Parent or its Subsidiaries under any other name.

         3.2 PARENT CAPITAL STRUCTURE.

                  (a) The authorized capital stock of Parent consists of 50,000,000 shares of authorized Common Stock of which 18,404,632 shares were issued and outstanding at June 9, 2000. The Parent Capital Stock is held by the persons, with the domicile addresses and in the amounts set forth on Section 3.2(a) of the Parent Disclosure Schedule. All outstanding shares of Parent Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of Parent or any agreement to which Parent is a party or by which it is bound. There are no declared or accrued but unpaid dividends with respect to any shares of Parent Capital Stock. Parent has no other capital stock authorized, issued or outstanding.

                  (b) Parent has reserved 2,137,500 shares of Common Stock for issuance to employees and consultants pursuant to outstanding, unexercised options. Section 3.2(b) of the Parent Disclosure Schedule sets forth for each of the outstanding Parent Options (defined below) the name of the holder of such option and the number of shares of Common Stock subject to such option. SECTION 3.2(b) of the Parent Disclosure Schedule also sets forth the name of the holder of any Parent Capital Stock subject to a right or repurchase by Parent ("PARENT RESTRICTED STOCK"), the number of shares of Parent Restricted Stock and the vesting schedule for such Parent Restricted Stock. Except for the options, warrants and rights described in Section 3.2(b) of the Parent Disclosure Schedule (the "PARENT Options") and Parent Convertible Note (defined below), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Parent is a party or by which it is bound obligating the Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Parent or obligating the Parent to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Parent Options have been or will be given, or shall have properly waived, any required notice before the Merger and all such rights will be terminated at or before the Effective Time. Section 3.2(b) of the Parent Disclosure Schedule sets forth for each outstanding Parent stock appreciation right (each a "PARENT SAR"), the name of the holder of such Parent SAR, the number of shares of Common Stock associated with such Parent SAR. Except for the Parent SARs described in Section 3.2(b) of the Parent Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Parent. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Parent. As a result of the Merger, Parent will be the record and sole beneficial owner of all outstanding capital stock of the Surviving Corporation and rights to acquire or receive the capital stock of the Surviving Corporation.

                         ***REORGANIZATION AGREEMENT***

                  (c) Parent has reserved One Million Four Hundred Thousand (1,400,000) shares of Parent Common Stock for issuance to Silvano DiGenova under that certain Convertible Promissory Note dated March 31, 1999 in the principal amount of One Million Four Hundred Thousand Dollars ($1,400,000) (the "PARENT CONVERTIBLE NOTE"), which Parent issued to Silvano DiGenova.

                  (d) The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

         3.3 SUBSIDIARIES. Except for any subsidiaries disclosed in the Parent Disclosure Schedule (the "Subsidiaries"), the Parent does not have, and has never had, any subsidiary or affiliated company and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity. Section 3.3 of the Parent Disclosure Schedule sets forth the capitalization of the Subsidiaries. The Parent is the record and beneficial owner of all the outstanding capital stock of the Subsidiaries. Section 3.3 of the Parent Disclosure Schedule also sets forth each jurisdiction where the Subsidiaries are qualified to do business. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which either the Parent or any of its Subsidiaries is a party or by which it is bound obligating the Subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of any of the Subsidiaries or obligating any of the Subsidiaries to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any of the Subsidiaries.

         3.4 AUTHORITY. The Parent has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent, and no further action is required on the part of the Parent to authorize the Agreement and the transactions contemplated hereby, subject only to the approval of this Agreement by the stockholders of the Parent. This Agreement and the Merger have been unanimously approved by the Board of Directors of the Parent. This Agreement has been duly executed and delivered by the Parent, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto, constitute the valid and binding obligation of the Parent, as the case may be, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.5 NO CONFLICT. Except as set forth in Section 3.5 of the Parent Disclosure Schedule, the execution and delivery of this Agreement by the Parent does not, and, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of

                         ***REORGANIZATION AGREEMENT***
the certificate of incorporation and bylaws of the Parent or its Subsidiaries,
(ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Parent or its Subsidiaries or any of their respective properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or its Subsidiaries, or their respective properties or assets.

         3.6 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (a "GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with the Parent (so as not to trigger any Conflict), is required by or with respect to the Parent or its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Certificate of Merger with the Secretary of the State of Delaware.

         3.7 PARENT FINANCIAL STATEMENTS; SEC DOCUMENTS.

                  (a) Section 3.7 of the Parent Disclosure Schedule sets forth the Parent's unaudited consolidated balance sheet as of March 31, 2000 (the "CURRENT PARENT BALANCE SHEET") and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the three-month period then ended (collectively with the Parent Financial Statements, the "PARENT FINANCIALS"). The Parent Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Parent Financials present fairly the financial condition and operating results of the Parent as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance.

                  (b) Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), all in the form so filed (all of the foregoing being collectively referred to as the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

                         ***REORGANIZATION AGREEMENT***

         3.8 VALID ISSUANCE. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable. Parent shall issue the shares of Parent Common Stock in the Merger in a transaction exempt from registration under the Securities Act or as otherwise provided in Section 6.1(c) of this Agreement.

         3.9 INFORMATION SUPPLIED. The information supplied by Parent or Merger Sub specifically for inclusion in the Information Statement (as defined in Section 5.1) to be sent to the stockholders shall not, on the date the Information Statement is first mailed to the stockholders contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or omit to state any material fact necessary to correct any statement in any earlier communication to stockholders with respect to this Agreement which has become false or misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company that is contained in any of the foregoing documents.

                                   ARTICLE IV

                        CONDUCT BEFORE THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that the other shall otherwise consent in writing), to carry on the business of the Company and its Subsidiary in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact the present business organization, keep available the services of the present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving it. Except as expressly contemplated by this Agreement, neither the Company nor its Subsidiary shall, without the prior written consent of Parent:

                  (a) Enter into any commitment or transaction not in the ordinary course of business.

                  (b) (i) Sell or enter into any license agreement with respect to the Company Intellectual Property with any person or entity or (ii) buy or enter into any license agreement with respect to the Intellectual Property of any person or entity;

                         ***REORGANIZATION AGREEMENT***

                  (c) Transfer to any person or entity any rights to the Company Intellectual Property (other than pursuant to end user licenses in the ordinary course of business);

                  (d) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products or technology of the Company or its Subsidiary;

                  (e) Enter into or amend any Contract pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products or technology of the Company or its Subsidiary;

                  (f) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

                  (g) Commence any litigation;

                  (h) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or its Subsidiary, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

                  (i) Except for the issuance of shares of Company Capital Stock upon conversion of Company Converted Preferred Stock, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                  (j) Cause or permit any amendments to its certificate of incorporation or bylaws or other organizational documents;

                  (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company or its Subsidiary;

                  (l) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

                  (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or its Subsidiary or guarantee any debt securities of others;


                         ***REORGANIZATION AGREEMENT***

                  (n) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

                  (o) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

                  (p) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

                  (q) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (r) Take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company which would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests or any other action that could jeopardize the tax-free reorganization hereunder;

                  (s) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financials (or the notes thereto);

                  (t) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (u) Enter into any strategic alliance or joint marketing arrangement or agreement;

                  (v) Hire or terminate employees or encourage employees to resign other than in the ordinary course of business;

                  (w) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (v) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

         4.2 NO SOLICITATION. Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, except as contemplated by this Agreement, the Company shall not take any of the following actions (or permit any of their respective officers, directors, agents, representatives or affiliates to take any such action), directly or indirectly, with any of the other parties to this Agreement: (a) solicit, encourage, initiate or participate in any negotiations or discussions with

                         ***REORGANIZATION AGREEMENT***
respect to, any offer or proposal to acquire all, substantially all or a significant portion of the business, properties or technologies of any of the other parties or any of their respective subsidiaries or any portion of the capital stock of any of the other parties or any of their respective subsidiaries (whether or not outstanding) whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the business, technologies or properties of any of the other parties or any of their respective subsidiaries or afford to any person or entity access to the Company's properties, technologies, books or records, (c) assist or cooperate with any person to make any proposal to purchase all or any part of the capital stock or assets of the other parties or any of their respective subsidiaries, or
(d) enter into any agreement with any person providing for the acquisition of all or any significant portion of any other party or any of its subsidiaries (whether by way of merger, purchase of assets, tender offer or otherwise). In addition to the foregoing, if the Company receives, before the Effective Time or the termination of this Agreement, any offer, proposal, or request relating to any of the above, such party shall immediately notify the opposite parties thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.2 were not performed in accordance with their specific terms or were otherwise breached.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 FINANCING TRANSACTIONS. After the execution of this Agreement by all of the parties hereto, Parent shall engage Benchmark or its affiliates to use their best efforts to identify and introduce to Parent a limited number of "accredited investors," as such term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and may introduce, either directly or indirectly, the Parent to such other investors as may be permissible under the Securities Act to purchase Equity Securities for such purchase price yielding Net Offering Proceeds of up to Fifteen Million Dollars ($15,000,000), including (without limitation) the funds generated through the Initial Sale (the "PRIVATE PLACEMENT"). Notwithstanding anything contained in this Agreement to the contrary, Parent shall retain the sole and exclusive right to accept or reject any transaction or investor without any liability to the Company or the GavelNet Stockholders for rejection thereof. The closing of the sale of Equity Securities yielding Net Offering Proceeds of at least Eight Million Dollars ($8,000,000), including (without limitation) the funds generated through the Initial Sale, shall take place immediately before or contemporaneously with the Closing, as described under Section 6.3 of this Agreement. After the Closing, up to Six Hundred Thousand Dollars ($600,000) of the Net Offering Proceeds will be used to repay certain debt obligations of Parent in the aggregate amount of $2,481,283.39 as of April 30, 2000 arising from amounts advanced by Silvano DiGenova (the "PARENT ADVANCES"). Subject to the repayment of the Company Convertible Debt as contemplated under Section 6.3(d) of this Agreement, Parent may use that portion of the Net Offering Proceeds in excess of Eight Million Dollars ($8,000,000) to repay the remaining portion of the Parent Advances. "NET OFFERING PROCEEDS" means the remainder of the gross proceeds generated from the sale of the Equity Securities in the Private Placement, as reduced by all commissions, fees and expenses paid or incurred in connection with the Private Placement.

                         ***REORGANIZATION AGREEMENT***

         5.2 INFORMATION STATEMENT; STOCKHOLDER APPROVAL. As promptly as practicable after the execution of this Agreement, the Company shall prepare, and Parent shall assist in preparing, an Information Statement (the "INFORMATION STATEMENT") for distribution to the stockholders of the Company in connection to the Merger. Parent and the Company shall provide for inclusion in the Information Statement, such information concerning itself, its operations, capitalization, technology, share ownership and other material as the other may reasonably request. Each of Parent and the Company shall use its reasonable best efforts to cause the Information Statement to be mailed or delivered to the Company's stockholders at the earliest practicable time. Whenever any event occurs which should be set forth in an amendment or supplement to the Information Statement, Parent or the Company, as the case may be, shall promptly inform the other company of such occurrence. Promptly after the completion of the Information Statement, the Company will take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to solicit consents from its stockholders in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders. The Information Statement and all other materials to be submitted to the stockholders shall have been subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

         5.3 ACCESS TO INFORMATION.

                  (a) Company will, and will cause the Company's Subsidiary to, make available for inspection by Parent and its representatives, during normal business hours and in a manner so as not to interfere with normal business operations, all of Company's records (including tax records), books of account, premises, contracts and all other documents in Company's possession or control that are reasonably requested by Parent and its representatives to inspect and examine the business and affairs of Company. Company will cause its managerial employees, counsel and regular independent accountants to be available upon reasonable advance notice to answer questions of Parent and Parent's representatives concerning the business and affairs of Company. Parent and its representatives will treat and hold as confidential any information they receive from Company in the course of the reviews contemplated by this Section 5.3. No examination by Parent and its representatives will, however, constitute a waiver or relinquishment by Parent of its rights to rely on Company's covenants, representations and warranties made herein or pursuant hereto.

                  (b) Parent will, and will cause Parent's Subsidiaries to, make available for inspection by Company and its representatives, during normal business hours and in a manner so as not to interfere with normal business operations, those of Parent's records, premises, contracts and documents in Parent's possession or control that are reasonably requested by Company and its representatives to evaluate an investment in the Parent Common Stock. Parent will cause its managerial employees, counsel and regular independent accountants to be available upon reasonable advance notice to answer questions of Company and Company's representatives concerning the business and affairs of Parent. No examination by Company and its representatives will, however, constitute a waiver or relinquishment by Company of its rights to rely on Parent's covenants, representations and warranties made herein or pursuant hereto.

                         ***REORGANIZATION AGREEMENT***

         5.4 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to Section 5.3, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; PROVIDED, HOWEVER, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession before the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

         5.5 EXPENSES. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

         5.6 PUBLIC DISCLOSURE. Unless otherwise required by law, before the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by both Company and Parent before release, provided that such approval shall not be unreasonably withheld, subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws and the rules and regulations of the National Association of Securities Dealers, Inc.

         5.7 CONSENTS. The Company shall use its best efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Disclosure Schedule) so as to preserve all rights of, and benefits to the Company thereunder.

         5.8 FIRPTA COMPLIANCE. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

         5.9 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

                         ***REORGANIZATION AGREEMENT***

         5.10 NOTIFICATION OF CERTAIN MATTERS.

                  (a) The Company and Benchmark shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or Benchmark, respectively, contained in this Agreement to be untrue or inaccurate at or before the Effective Time and (ii) any failure of the Company or Benchmark, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

                  (b) The Parent shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Parent contained in this Agreement to be untrue or inaccurate at or before the Effective Time and (ii) any failure of the Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this
Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.11 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.12 CONTINUATION OF CERTAIN BENEFITS; TERMINATION OF CERTAIN BENEFITS.

                  (a) CONTINUATION OF 401(k) PLAN. The Parent hereby agrees to sponsor and maintain the Company's 401(k) plan for twelve months from the Closing. As soon as practical after the Closing, the Company's 401(k) plan shall be terminated and all Company participants as of Closing in such plan shall be admitted to the Parent's 401(k) plan.

                  (b) TERMINATION OF SEVERANCE PLANS. The Company and its Affiliates, as applicable, each agrees to terminate any and all group severance, separation or salary continuation plans, programs or arrangements that are covered and filed under ERISA immediately before Closing. The Parent shall receive from the Company evidence that the Company's and each Affiliate's (as applicable) plan(s) has been terminated pursuant to resolution of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or before the Closing of the following conditions:

                         ***REORGANIZATION AGREEMENT***

                  (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's certificate of incorporation.

                  (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

                  (c) ISSUANCE EXEMPT FROM REGISTRATION. Parent shall been advised by its legal counsel, Pillsbury Madison & Sutro LLP, that the issuance and sale of the Parent Common Stock to the former shareholders of the Company shall be exempt from the registration requirements of the Securities Act of 1933 pursuant to one or more exemption. It is contemplated that the issuance and sale will be exempt pursuant to Rule 506 of Regulation D. If such exemption is not available, the parties agree to submit this Agreement for approval at a fairness hearing before the California Department of Corporations (pursuant to Section 3(a)(10) of the Securities Act) and agree to make any change required by the Department of Corporation; PROVIDED, HOWEVER, if the issuance of the Parent Common Stock in the Merger is not approved in such fairness hearing and is not otherwise exempt from registration under the Securities Act, then the parties shall use their reasonable efforts to register the issuance of such shares pursuant to a Registration Statement on Form S-4, subject to the satisfaction of the following two conditions: (i) that the GavelNet Stockholders (and each of them) shall enter into lock-up agreements pursuant to which they agree not to sell, transfer or otherwise dispose of their shares for a period of one year after the date on which such shares shall have been issued; and (ii) the GavelNet Stockholders pay for fifty percent (50%) of all costs and expenses associated with such registration.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or before the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

                  (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.


                         ***REORGANIZATION AGREEMENT***

                  (c) THIRD PARTY CONSENTS. The Company shall have been furnished with evidence satisfactory to it that Parent has obtained the consents, approvals and waivers set forth in Section 6.2(c) of the Disclosure Schedule.

                  (d) REGISTRATION RIGHTS. The GavelNet Stockholders and Parent shall have entered into a registration rights agreement in the form attached to this Agreement as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT").

                  (e) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, assets (including intangible assets), condition (financial or otherwise) or results of operations of Parent since the date hereof.

                  (f) DUE DILIGENCE. The Company shall have completed its due diligence review on Parent to its reasonable satisfaction. The Company shall have received a certificate from Parent to the effect that Parent has completed its due diligence review on the Company to Parent's reasonable satisfaction, which shall be signed by a duly authorized officer of the Company.

                  (g) LISTING OF PARENT COMMON STOCK. From the date hereof through the Outside Date, Parent shall maintain the listing of its Common Stock on the Nasdaq OTC Electronic Bulletin Board.

         6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or before the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and Benchmark contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (including the Disclosure Schedule) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company;

                  (b) INVESTMENT. The Company shall have generated Net Offering Proceeds of at least Eight Million Dollars ($8,000,000) from the sale of Equity Securities in the Private Placement (at a weighted average price of no less than One Dollars ($1.00) per share or per unit price) within the Ninety (90) day period after the date on which the parties hereto execute this Agreement, under the terms and parameters set forth under Section 5.1 of this Agreement (the "MINIMUM FINANCING CONDITION"). Notwithstanding anything contained or implied in this Agreement to the contrary, Parent shall have no obligation whatsoever with respect to the consummation of the financing transactions contemplated under
Section 5.1 of this Agreement or the satisfaction of the Minimum Financing Condition, and Parent shall not be liable if (for any reason whatsoever) the financing transactions contemplated under Section 5.1 are not consummated or if the Minimum Financing Condition is not satisfied.

                         ***REORGANIZATION AGREEMENT***

                  (c) EMPLOYMENT AGREEMENTS. Certain employees of the Company who are accepting employment with Parent after the Effective Time shall have executed and delivered to Parent an Employment Agreement in substantially the form of EXHIBIT D and all of the Employment Agreements shall be in full force and effect.

                  (d) RESTRUCTURE OF COMPANY CONVERTIBLE DEBT. Holders of the Company Convertible Debt shall have agreed in writing that the Company Convertible Debt shall be restructured as follows:

                           (1) if the Company satisfies the Minimum Financing
Condition (within the 90-day period following execution of this Agreement), then 50.0% of that portion of the Net Offering Proceeds that exceeds Eight Million Dollars ($8,000,000) shall be used to repay the Company Convertible Debt and the Unpaid Portion of the Company Convertible Debt (if any) shall be converted at the Subsequent Closing into the Adjusted Number of Converted Debt Parent Shares and distributed PRO RATA to the holders of the Company Convertible Debt; and

                           (2) if the Net Offering Proceeds do not exceed Eight
Million Dollars ($8,000,000) (for any reason whatsoever), then at the Subsequent Closing the entire Company Convertible Debt shall be converted into the Converted Debt Parent Shares at a rate of One (1) share for each One Dollar ($1.00) of the Company Convertible Debt and distributed PRO RATA to the holders of the Company Convertible Debt.

                  (e) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company.

                  (f) DUE DILIGENCE. The Parent shall have completed its due diligence review on the Company and received all requested documents in connection with such review, including (without limitation) the financial statements of the Company that are described elsewhere in this Agreement, together with the satisfactory opinion of Company Independent Auditor (with respect to the 1999 financial statements referenced elsewhere in this Agreement). Parent shall have received a certificate from the Company to the effect that Company has completed its due diligence review of Parent to the Company's reasonable satisfaction, which (certificate) shall be signed by a duly authorized officer of the Company.

                  (g) THIRD PARTY CONSENTS. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Section 2.6 of the Disclosure Schedule.

                  (h) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, assets (including intangible assets) condition (financial or otherwise) or results of operations of the Company since the date hereof.

                         ***REORGANIZATION AGREEMENT***

                  (i) DISSENTERS. Holders of more than 5.0% of the outstanding shares of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

                  (j) CAPITALIZATION. All shares of Converted Company Preferred Stock shall have been converted into shares of Company Common Stock before the Closing, as contemplated under Section 1.6(h)(iii) and Section 1.6(a) of this Agreement.

                  (k) EXEMPTION FROM REGISTRATION. The offer, sale and issuance of the shares of Parent Common Stock under this Agreement are exempt from registration under the Securities Act.

                  (l) PREMISES LEASE. The Company's real property lease shall have been terminated or converted into a sublease arrangement under terms that are satisfactory to Parent.

                  (m) FINANCIAL SUPPORT AGREEMENT. Parent and the Company shall have entered into the Financial Support Agreement and the Company shall not be in default of any material term thereof; provided, however, Parent shall not be obligated to execute and deliver the Financial Support Agreement unless and until it has received the Minimum Financing Requirement and has received from the Company a valid and binding promissory note and first priority security interest.

                                  ARTICLE VII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Company, Benchmark, the Parent and the Merger Sub in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Disclosure Schedule) shall survive the Merger and continue until the 11:59 p.m. California time (i) on the date which is three years following the date of the last sale of GavelNet securities with respect to all matters relating to violations of securities laws and (ii) one year following the date of this Agreement with respect to all other matters (in each case, the "EXPIRATION DATE").

         7.2 INDEMNITY.

                  (a) As soon as practicable after the Effective Time, 20.0% of the Aggregate Number of Parent Shares (after adding back the Converted Debt Parent Shares) to be issued under Section 1.6(a) (the "ESCROW SHARES") will be registered in the name of, and deposited with the Escrow Agent, such deposit to constitute the Escrow Fund and to be governed by the terms set forth in the Escrow Agreement attached as EXHIBIT E (the "ESCROW AGREEMENT"). The Escrow Fund will be available to compensate Parent pursuant to the indemnification obligations of the Company, its Subsidiary, the GavelNet Stockholders and Benchmark.

                         ***REORGANIZATION AGREEMENT***

                  (b) Each of the GavelNet Stockholders severally (but not jointly) and the Company hereby agrees to indemnify and hold Parent and its Subsidiaries, directors, officers and agents harmless against and in respect of any loss, cost, expense, claim, liability, deficiency, judgment or damage (hereinafter, individually, a "LOSS", and collectively, "LOSSES") incurred by the Parent, its Subsidiaries, officers, directors or agents as a result of any material inaccuracy in or material breach of a representation or warranty of any of the Company or Benchmark contained in this Agreement, or any instrument delivered by the GavelNet Stockholders at the Closing or any material failure by the Company to perform or comply with any covenant contained in this Agreement. The GavelNet Stockholders shall not have any right of contribution from the Company with respect to any Loss claimed after Closing by Company.

                  (c) Each of the Company and Benchmark agrees to jointly and severally indemnify and hold Parent and its Subsidiaries, directors, officers and agents harmless against and in respect of any Loss incurred by Parent, its Subsidiaries, officers, directors or agents as a results of any material inaccuracy in or material breach of any of the representations or warranties of the Company or Benchmark that are set forth in Sections 2.2(a)(i) and (ii), 2.4,
2.5 and 2.6 of this Agreement (and no others). Benchmark shall not have any right of contribution from the Company with respect to any Loss claimed after Closing by Company.

                  (d) The Parent and the Merger Sub hereby agree to jointly and severally indemnify and hold the GavelNet Stockholders, the Company, and its officers, directors, agents and attorneys harmless against and in respect of any Loss incurred by the GavelNet Stockholders, the Company, its Subsidiaries, officers, directors, or agents as a result of any material inaccuracy in or material breach of a representation or warranty of Parent contained in this Agreement or any instrument delivered by Company at the Closing or any material failure by Company to perform or comply with any covenant contained in this Agreement.

                  (e) EXPIRATION OF INDEMNIFICATION. The indemnification obligations under this Section 7.2 shall terminate on the Expiration Date, but shall not terminate as to any Loss (or a potential claim by an appropriate party) asserted in good faith before such date in accordance with Section 7.2(f) below.

                  (f) PROCEDURE FOR INDEMNIFICATION. In the event that either party shall incur or suffer any Losses in respect of which indemnification may be sought by such party pursuant to the provisions of this Article VII, the indemnified party shall assert a claim for indemnification by written notice (a "NOTICE") to Parent, the Company, or Benchmark, as the case may be, briefly stating (i) that the party delivering the Notice has paid or accrued Losses and
(ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related. The indemnified party shall provide the other party on request with all information and documentation reasonably necessary to support and verify any Losses which the indemnified party believes give rise to a claim for indemnification hereunder and shall give reasonable access to all books, records and personnel in the possession or under the control of that party which would have bearing on such claim.

                           (i) PAYMENT. The indemnifying party may meet its
indemnification obligations by, at their option, either making payment to the indemnified party in cash by wire transfer of the amount owed or delivering shares of Parent Common Stock, duly endorsed or with stock powers attached which have been endorsed in blank.

                         ***REORGANIZATION AGREEMENT***

                  (g) CALCULATION OF PARENT COMMON STOCK. For the purposes of determining the number of shares of Parent Common Stock to be delivered to Company in satisfaction of an indemnification obligation under Section 7.2 hereof (to the extent payment is made in Parent Common Stock), the price per share shall be equal to the Fair Market Value (defined below) at the Effective Time. "Fair Market Value" of a share of Parent Common Stock as of a particular date means: (i) the average of the closing prices over the ten (10) day period ending immediately before the applicable date of valuation, if the Parent Common Stock is traded in the over-the-counter market (including trading on the Nasdaq OTC Bulletin Board); (ii) the average of the closing prices of the Parent Common Stock over the five (5) business days ending immediately before the applicable date of valuation, if the Parent Common Stock is traded on a securities exchange or the Nasdaq National Market or Nasdaq Small Cap Market; and (iii) as determined in good faith by Parent's Board of Directors upon a review of relevant factors, if no active public market exists for the Parent Common Stock.

                  (h) RESOLUTION OF CONFLICTS; ARBITRATION.

                           (i) In the event of any dispute among the parties in
connection with this Agreement, including without limitation, disputes over a claim pursuant to this Section 7.2 or any disputes under the state or federal securities laws in connection with this Agreement, the GavelNet Stockholders and the Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the GavelNet Stockholders and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

                           (ii) If no such agreement can be reached after good
faith negotiation (or in any event after 60 days from the date of the Notice), either Parent or the GavelNet Stockholders may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the GavelNet Stockholders shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Notice shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. The arbitrators shall not be empowered to award punitive damages.

                           (iii) Judgment upon any award rendered by the
arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Newport Beach, California under the rules then in effect of the American Arbitration Association. The arbitrators shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

                         ***REORGANIZATION AGREEMENT***

                  (i) THIRD-PARTY CLAIMS.

                           (i) Promptly after receipt by an indemnified party of
notice of the commencement of any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard before or otherwise involving any court, governmental agency or entity or arbitrator (a "PROCEEDING") against it, such indemnified party will, if a claim is to be made against an indemnifying party under this Section 7.2, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

                           (ii) If any Proceeding referred to in Section
7.2(h)(i) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party reasonably determines that joint representation would be inappropriate), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party (acting in good faith) and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 7 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of any law, statute, ordinance, regulation or ruling or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within thirty days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                           (iii) Notwithstanding the foregoing, if an
indemnified party reasonably determines that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                         ***REORGANIZATION AGREEMENT***

                  (j) CERTAIN LIMITATIONS. Notwithstanding anything to the contrary in this Agreement, the indemnifying party will have no liability for indemnification with respect to the matters described in Section 7.2(a), (b) or
(c), as applicable, until the total of all Losses with respect to such matters individually or in the aggregate exceeds One Hundred Thousand Dollars ($100,000), in which case the indemnifying party shall be liable to the extent the amount of such Losses exceeds One Hundred Thousand Dollars ($100,000). Notwithstanding anything to the contrary in this Agreement, the total liability of an indemnifying party under this Article VII shall (i) in no event exceed the Fair Market Value of the Aggregate Number of Parent Shares on the date of the Effective Time, and (ii) be reduced to the extent of payment to the indemnified party of applicable insurance proceeds.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time before the Effective Time:

                  (a) by mutual consent of the Company and Parent;

                  (b) by Parent or the Company if: (i) the Effective Time has not occurred by the close of business on the 110th day after the date on which this Agreement shall have been executed by the parties hereto (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) if the Minimum Financing Condition has not been satisfied within 90 days after the date of execution of this Agreement;
(iii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; (iv) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal, or (v) pursuant to Section 6.1(c);

                  (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or a portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

                  (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or Benchmark and (i) such breach has not been cured within five (5) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in
Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

                         ***REORGANIZATION AGREEMENT***

                  (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) such breach has not been cured within five (5) business days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and
(ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

                  (f) by Parent if it is unable to complete (to Parent's satisfaction) its due diligence review on the Company, or if in the course of its due diligence review Parent discovers the existence of any material obligation or other condition not reflected in this Agreement (or the Company Disclosure Schedule) or on the Current Balance Sheet that has a Material Adverse Effect (or in the future could have a Material Adverse Effect) on the Company or the Company's operations or business or the Company's financial condition or operating results;

         Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and, except as set forth in Section 8.3 or 8.4, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement before its termination; and provided further that, the provisions of Sections 5.4 and 5.5 and Articles VIII and IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         8.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         8.4 EXTENSION; WAIVER. At any time before the Closing, Parent, on the one hand, and the Company and the GavelNet Stockholders, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                         ***REORGANIZATION AGREEMENT***

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent or Merger Sub, to:

                           Tangible Asset Galleries Inc.
                           3444 Via Lido
                           Newport Beach, California  92663
                           Attention: Chief Financial Officer
                           Telephone No.:  (949) 566-0021
                           Facsimile No.:  (949) 566-9143

                           with a copy to:

                           Pillsbury Madison & Sutro LLP
                           650 Town Center Drive, Suite 700
                           Costa Mesa, California  92626
                           Attention:  Albert P. Asatoorian, Esq.
                           Telephone No.:  (714) 436-6853
                           Facsimile No.:  (714) 436-2800

                             (b) if to the Company:

                           GavelNet.com, Inc.
                           400 Montgomery Street, 2nd Floor
                           San Francisco, California 94104
                           Attention: Michael Haynes
                           Telephone No.:  (415) 544-9899
                           Facsimile No.:  (415) 391-5120

                           with a copy to:

                           DeMartino, Finkelstein, Rosen & Virga
                           1818 N. Street NW, Suite 400
                           Washington, D.C.  20036-2494
                           Attention: Ralph V. DeMartino
                           Telephone No.:  (202) 659-0494
                           Facsimile No.:  (202) 659-1290


                         ***REORGANIZATION AGREEMENT***

                  (c) if to Benchmark:

                           C/O Chris Efird
                           Benchmark Equity Group
                           700 Gemini
                           Houston, Texas 77058
                           Telephone No.: (281) 488-3883
                           Facsimile No.: (281) 488-5335


                  (d) if to the Escrow Agent:

                           Alpha Tech Stock Transfer
                           929 E. Stires Lane
                           Draper, Utah 84020
                           Attention: Jim Farrell
                           Telephone No.: (801) 571-5118
                           Facsimile No.: (801) 571-6112

         9.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 REPRESENTATIVE. The Company and the GavelNet Stockholders, by virtue of their approval of this Agreement, will be deemed to have irrevocably constituted and appointed, Michael R. Haynes ("REPRESENTATIVE"), effective as of the Effective Time, as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement or any transaction contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him under either this Agreement or the Escrow Agreement, to waive any term and condition of any such agreement, to give and receive notices on their behalf and to be their exclusive representative with respect to any Action (defined below) arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any Action for which Parent or Merger Sub may be entitled to indemnification and the Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. The power of attorney is coupled with an interest and is irrevocable. The Representative will not be liable for any action taken or not taken by him in connection with his obligations under this Agreement in the absence of his own gross negligence or willful misconduct. If the Representative shall be unable or unwilling to serve in such capacity, his successor, who will serve and exercise the powers of the Representative hereunder, will be named by those persons holding a majority of the shares of Seller Capital Stock. For the purposes of this Agreement, "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

                         ***REORGANIZATION AGREEMENT***

         9.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

         9.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Orange County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

         9.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                         ***REORGANIZATION AGREEMENT***

         IN WITNESS WHEREOF, each of Parent, Merger Sub, the Company and Benchmark, have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

TANGIBLE ASSET GALLERIES, INC.              GAVELNET.COM, INC.

By: /s/ Silvano DiGenova                    By: /s/ Michael R. Haynes
   --------------------------------            ---------------------------------
Silvano DiGenova, President & Chief         Michael R. Haynes, President and
Executive Officer                           Chief Operating Officer



TANGIBLE ASSET GALLERIES                    BENCHMARK EQUITY GROUP, INC.
ACQUISITION CORP.



By:                                            By: /s/ Chris Efird
   --------------------------------            ---------------------------------
Name:                                          Name: Chris Efird
   --------------------------------            ---------------------------------
Title:                                         Title:  Principal
   --------------------------------            ---------------------------------






                         ***REORGANIZATION AGREEMENT***

                                INDEX OF EXHIBITS

EXHIBIT           DESCRIPTION
-------           -----------

Exhibit A         Form of Financial Support Agreement

Exhibit B         Form of Certificate of Merger

Exhibit C         Form of Registration Rights Agreement

Exhibit D         Form of Employment Agreement

Exhibit E         Form of Escrow Agreement